UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2015

BioSig Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-190080	26-4333375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12424 Wilshire Boulevard, Suite 745 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 820-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2015, the board of directors (the “Board”) of BioSig Technologies, Inc. (the “Company”) appointed Jeffrey O’Donnell as a member of the Board, effective as of February 2, 2015 (the “Effective Date”), to serve for a term expiring at the Company’s 2015 annual meeting of stockholders or until his successor is duly elected and qualified, or his earlier death, resignation or removal.

Mr. O’Donnell previously served as a director of the Company from October 2011 until February 2014.  Mr. O’Donnell is also currently a managing director at BioStar Ventures, a venture capital firm created by physicians and medical business leaders to invest primarily in early stage medical devices, which he joined in July 2009. In 2007, Mr. O’Donnell started Embrella Cardiovascular, Inc., a medical device startup company. In July of 2009, Mr. O’Donnell was named president and chief executive officer of the company, which was later sold to Edwards Lifesciences Corporation in September 2011. From 1999 through 2009, Mr. O’Donnell served as president, chief executive officer and a director of PhotoMedex, Inc., a public medical device company listed on the Nasdaq Stock Market. From 1995 through 2000, Mr. O’Donnell was at Cardiovascular Dynamics, Inc., a company focused in interventional cardiology, where he served in a number of senior executive positions, including president and chief operating officer and chairman and chief executive officer. Cardiovascular Dynamics became Radiance Medical Systems, which was purchased by Endologix, Inc. in 2000. Mr. O’Donnell remained on the board of directors until 2012. Currently, Mr. O’Donnell sits on the board of directors of AltheRx Pharmaceuticals, CD Diagnostics, Inc. and Vertical Capital. Mr. O’Donnell is also the executive chairman of the board of directors of Trice Orthopedics, Inc., a biomedical company, and the chairman of the board of directors of MELA Sciences, Inc., a medical technology company listed on the Nasdaq Capital Market, positions he has held since January 2012 and March 2014, respectively. Mr. O’Donnell’s return to the Company’s board of directors brings his extensive experience in the healthcare industry; his traditional corporate background with emerging growth experience; and his past experience as an executive officer and director of several other large healthcare and medical device companies.

In connection with his appointment, on the Effective Date, the Company granted Mr. O’Donnell a stock option to purchase 200,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with (i) an exercise price equal to $2.50 per share, which was the fair market value of the Common Stock on the date of grant, as determined by the Board, (ii) 50% of the shares vesting on each of the first and second annual anniversaries of the Effective Date and (iii) a term that expires seven years after the Effective Date (the “O’Donnell Grant”). The O’Donnell Grant is subject to the terms and conditions of the BioSig Technologies, Inc. 2012 Equity Incentive Plan and the Company’s standard form of stock option agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: February 6, 2015	By:	/s/ Gregory Cash
Name: Gregory Cash
Title: Chief Executive Officer